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                                  EXHIBIT 23.1

             CONSENT OF INDEPENDENT AUDITORS - KPMG PEAT MARWICK LLP





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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Insurance Auto Auctions, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Insurance Auto Auctions, Inc. of our report dated February 9, 1996 relating to the consolidated balance sheets of Insurance Auto Auctions, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of Insurance Auto Auctions, Inc.





                                       /S/  KPMG Peat Marwick LLP


Los Angeles, California
July 16, 1996